UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

Recent Investment Activity

On September 23, 2020, Goldman Sachs Private Middle Market Credit II LLC (the “Fund”) disclosed the below information pertaining to its investment activity:

From July 1, 2020 to September 16, 2020, the Fund made new investment commitments and fundings of $259.8 million and $197.5 million, respectively, including net fundings of previously unfunded commitments of $41.9 million. 99.3% of new investment commitments were comprised of first lien debt and the remaining 0.7% were comprised of common stock investments, made across six new portfolio companies and two existing portfolio companies. Sales and repayments totaled $1.5 million.

Set forth below is a brief description of the Fund’s investment activity during the period from July 1, 2020 to September 16, 2020:

New Investment Commitments

Project Eagle Holdings, LLC (dba Exostar)

Project Eagle Holdings, LLC (“Exostar”) provides cloud-based solutions to organizations and agencies in the aerospace and defense industry to improve collaboration, information sharing and supply chain management. In July 2020, the Fund provided a $41.0 million first lien senior secured loan and a $3.4 million first lien revolver to and purchased $0.9 million of common stock from Exostar. The foregoing first lien loans bear interest at a rate of LIBOR plus 8.25% per year (subject to a 1.00% LIBOR floor) and mature in 2026.

Superman Holdings, LLC (dba Foundation Software)

Superman Holdings, LLC (“Foundation Software”) provides accounting software and payroll services to the construction industry with functionality unique to the construction end market such as job cost reporting, time & material billing, union reporting, equipment & inventory tracking and mobile service dispatching. In August 2020, the Fund provided a $36.2 million first lien senior secured loan and a $5.1 million first lien revolver to and purchased $0.9 million of common stock from Foundation Software. The foregoing first lien loans bear interest at a rate of LIBOR plus 8.00% per year (subject to a 1.00% LIBOR floor). The first lien senior secured loan matures in 2027 and the first lien revolver matures in 2026.

PurFoods, LLC

PurFoods, LLC (“PurFoods”) provides ready-to-eat, refrigerated, home-delivered meals primarily to the Medicaid and Medicare-eligible population in the United States. In August 2020, the Fund provided a $24.6 million first lien senior secured loan and a $16.4 million first lien delayed draw term loan to PurFoods. These loans bear interest at a rate of LIBOR plus 6.25% per year (subject to a 1.00% LIBOR floor) and mature in 2026.

MRI Software, LLC

MRI Software LLC (“MRI”) is a provider of real estate and investment management software to real estate owners, investors and operators. In August 2020, the Fund provided a $25.0 million first lien delayed draw term loan to MRI. This loan bears interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and matures in 2026. MRI is an existing portfolio company.

Diligent Corporation

Diligent Corporation (“Diligent”) provides SaaS-based enterprise-class corporate leadership and collaboration software solutions focused on addressing the specific workflow and information sharing requirements associated with highly confidential board member materials. In August 2020, the Fund provided a $21.2 million first lien senior secured loan, a $1.7 million first lien revolver and a $5.1 million first lien delayed draw term loan to Diligent. These loans bear interest at a rate of LIBOR plus 6.25% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Granicus, Inc.

Granicus, Inc. (“Granicus”) sells cloud-based software sold to municipal, regional, state, and federal governments across the United States to automate workflow for local government workers and make daily tasks more manageable via its product suite. In August 2020, the Fund provided a $31.9 million first lien senior secured loan and a $2.2 million first lien revolver to Granicus. These loans bear interest at a rate of LIBOR plus 7.00% per year (subject to 1.00% LIBOR floor) and mature in 2026.

Authority Brands, LLC

Authority Brands, LLC (“Authority Brands”) is the parent company of seven home services franchisors providing services on residential cleaning, at-home senior care, pest control, swimming pool repair and maintenance, HVAC (heating, ventilation and air conditioning), plumbing and electrical. In September 2020, the Fund provided a $9.8 million first lien delayed draw term loan to Authority Brands. This loan bears interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% LIBOR floor) and matures in 2025. Authority Brands is an existing portfolio company.

MedeAnalytics, Inc.

MedeAnalytics, Inc. (“MedeAnalytics”) is a provider of cloud-based healthcare analytics software. MedeAnalytic’s software helps customers synthesize datasets residing in disparate systems and power predictive analytics, visualization and customer reports to enhance customers’ business decisions and financial performance. In September 2020, the Fund provided a $41.1 million first lien senior secured loan to MedeAnalytics. This loan bears interest at a rate of LIBOR plus 6.50% per year (subject to a 1.00% LIBOR floor) and matures in 2026.

New Secured Credit Facility

Goldman Sachs Private Middle Market Credit II SPV II LLC (the “SPV”), a newly formed wholly-owned subsidiary of the Fund, is currently negotiating the terms of a new senior secured credit facility (the “Credit Facility”) with a potential lender. The Fund expects that the Credit Facility will consist of borrowings in an initial aggregate amount of approximately $250 million, subject to later increase. The Credit Facility will be secured by the assets of the SPV, which will consist of certain assets of the Fund that are sold to the SPV and direct investments made by the SPV in the future. The Credit Facility will permit borrowings up to a certain percentage (to be agreed) of the value of the borrowing base, subject to single obligor and industry concentration limits (to be agreed). The interest rate, tenor and fees payable to the lender are subject to ongoing negotiation and will be set forth in the final documentation governing the Credit Facility. No assurances can be made that the parties will successfully negotiate and enter into the Credit Facility, or that the Credit Facility will be consummated on the terms or timeframe currently contemplated, or at all.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC

Date: September 23, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer